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For Immediate Release                  Contacts
March 10, 2004                         Brian Beckwith, President & CEO
                                       Michael DeMarco, Chief Financial Officer
                                       (201) 712-0090
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PEOPLES EDUCATIONAL HOLDINGS, INC. TO SEEK ADDITIONAL EQUITY

Saddle Brook, New Jersey, March 10, 2004 - Peoples Educational Holdings, Inc. ("the Company") today announced that it would commence efforts to secure up to $5.0 million of additional equity financing in a private placement during the next several months to finance its continued growth initiatives. Terms of such prospective equity offering have not been determined at this time.

The securities to be offered in the proposed private placement will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration requirements under federal and applicable state laws. In connection with the private placement, the Company is expected to agree, subject to terms and conditions acceptable to the Company, to file a registration statement under the Securities Act of 1933 covering the resale of the securities to be sold in the proposed private placement.

This press release is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any opportunity to participate in the proposed private placement will be available to a limited group of investors. There is no guarantee that the proposed private placement will be completed.

About Peoples Educational Holdings, Inc.
Peoples Educational is a publisher and marketer of print and electronic supplementary educational materials for the K-12 school market. The Company focuses its efforts in three market areas:

1. Test Preparation and Prescriptive Assessment materials targeted to state-specific standardized tests

2. College Preparation materials for academically rigorous high school programs

3.       Instruction products for the student-at-risk and multicultural markets

The Company's proprietary products are supplemental in nature, meaning that they are predominately soft-cover, high gross profit margin titles that can be sold efficiently through the Company's direct sales force, as well as through catalogs, direct mail, telemarketing, and independent commission sales representatives. Distributed products are both basal and supplemental in nature.

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This press release contains forward-looking statements regarding the Company and its markets as defined in section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including (1) demand from major customers, (2) effects of competition, (3) changes in product or customer mix or revenues and in the level of operating expenses, (4) rapidly changing technologies and the Company's ability to respond thereto, (5) the impact of competitive products and pricing, (6) local and state levels of educational spending, (7) ability to retain qualified personnel, (8) ability to retain its distribution agreements in the College Preparation market,
(9) the sufficiency of the Company's copyright protection, and (10) ability to continue to rely on the services of a third party warehouse, and other factors as discussed in the Company's filings with the SEC. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and the reports the Company files with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.